Exhibit 99.1

        Dewain K. Cross Joins Register.com Board of Directors

    NEW YORK--(BUSINESS WIRE)--March 5, 2003--Register.com, Inc.
(Nasdaq: RCOM), a leading provider of global domain name registration and Internet services, today announced that Dewain K. Cross has been appointed to the Company's Board of Directors and will serve as a member of its Audit Committee.
    Register.com also announced that its Board of Directors has determined that Mr. Cross is "audit committee financial expert" under new Securities and Exchange Commission rules.
    For nearly 30 years, Mr. Cross held senior financial positions at Cooper Industries, Inc. (NYSE: CBE), a diversified manufacturing company in the electrical and hand tools market. From 1977 to his retirement in 1995, he was the company's Chief Financial Officer, responsible for all financial functions, as well as strategic planning and investor relations. Mr. Cross had previously served as Cooper Industries' Vice President of Finance, Director of Accounting and Taxation, Assistant Controller and Treasurer. Prior to his career at Cooper Industries, Mr. Cross was with Ernst & Young from 1961 to 1966.
    "Dewain is a distinguished financial executive who will bring his considerable experience and expertise to our Board," said Mitchell I. Quain, Executive Chairman of Register.com. "We first began speaking to Dewain this past fall in connection with our search to add another independent Director and Audit Committee member who would qualify as a financial expert under then-proposed Securities and Exchange
Commission rules. We are extremely fortunate to now have Dewain as a member of Register.com's Board."
    Mr. Cross currently serves as a director on the boards of Circor, Inc. (NYSE: CIR), a fluid control valve manufacturer, and Magnetek, Inc. (NYSE: MAG), a digital power supplies, systems and controls manufacturer. He chairs the Audit Committees for both Circor and Magnetek and also serves on both companies' Organization Committees.
Mr. Cross received his BBA from Clarkson University in 1961 and holds an AMP from Harvard University. Mr. Cross has also been a member of the American Institute of Certified Public Accountants.
    With Mr. Cross's appointment, Register.com's Board of Directors now includes eight members, five of whom are independent under existing and proposed Nasdaq rules.

    About Register.com

    Register.com, Inc. (www.register.com) is a leading provider of global domain name registration and Internet services for businesses and consumers that wish to have a unique address and branded identity on the Internet. With over three million domain names under management, Register.com has built a brand based on quality domain name management services for small and medium sized businesses, large corporations, as well as ISPs, telcos and other online businesses.
    In October 2002, Register.com was named among Deloitte & Touche's Technology Fast 50 in New York. The company was founded in 1994 and is based in New York.

    Statements in this announcement other than historical data and information constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. These potential risks and uncertainties include, among others, uncertainty of future revenue and profitability from existing and acquired businesses, increasing competition across all segments of the domain name registration business, risk associated with the Company's restructuring process, risks associated with high levels of credit card chargebacks and refunds, uncertainties caused by the current economic slowdown which is impacting our business and our customers' businesses, uncertainty regarding the introduction and success of new top level domains, including the launch of the .pro top level domain, customer acceptance of new products and services offered in addition to, or as enhancements of its registration services, uncertainty of regulations related to the domain registration business and the Internet generally, the rate of growth of the Internet and domain name industry, and other factors detailed in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the period ended September 30, 2002. Register.com undertakes no obligation to update any of the forward-looking statements after the date of this press release.

    CONTACT: Register.com, New York
             Investor Relations:
             Stephanie Marks, 212/798-9169
             smarks@register.com